As filed with the Securities and Exchange Commission on May 19, 2006

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DATAWATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	02-0405716
(State or other jurisdiction of
ncorporation or organization)	(I.R.S. Employer Identification No.)

Quorum Office Park

271 Mill Road

Chelmsford, Massachusetts 01824

(978) 441-2200

(Address of Principal Executive Offices) (Zip Code)

2006 Equity Compensation and Incentive Plan

(Full title of the plan)

Robert W. Hagger

President, Chief Executive Officer and Director

DATAWATCH CORPORATION

Quorum Office Park

271 Mill Road

Chelmsford,  Massachusetts 01824
(Name and address of agent for service)

(978) 441-2200

(Telephone number, including area code, of agent for service)

Copy to:

William B. Simmons, Jr., Esq.

CHOATE, HALL & STEWART LLP

Two International Place

Boston, MA  02110

(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price	Amount of Registration Fee(3)
2006 Equity Compensation and Incentive Plan, Common Stock, $.01 par value	595,000 shares	$3.50(1)	$2,082,500	$223
2006 Equity Compensation and Incentive Plan, Common Stock, $.01 par value	5,000 shares	$3.78(2)	$18,900	$2
Total	600,000 shares		$2,101,400	$225

(1)  The price of $3.50 per share, which is the average of the high and low sales prices per share of Common Stock on the NASDAQ SmallCap Market on May 17, 2006 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) and has been used only for those shares without a fixed exercise price.

(2)          Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) of the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)          Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Form S-8 will be sent or given to the employees, officers and directors who have been granted options, restricted stock, restricted stock units or other awards under the 2006 Equity Compensation and Incentive Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Datawatch Corporation (“Datawatch” or the “Company”) with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a)                                  Datawatch’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (File No. 000-19960);

(b)                                 Datawatch’s Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 2005 and March 31, 2006 (File No. 000-19960) and Datawatch’s Current Reports on Form 8-K filed on November 21, 2005, February 27, 2006, March 14, 2006, April 25, 2006, and May 4, 2006 (File No. 000-19960); and

(c)                                  The section entitled “Description of Registrant’s Securities to be Registered” contained in Datawatch’s Registration Statement on Form S-1, as amended, which was incorporated by reference in Datawatch’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act (File No. 33-46290).

All documents subsequently filed with the SEC by Datawatch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law and our Certificate of Incorporation provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Datawatch, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our Restated Certificate of Incorporation filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on March 17, 1992 (File No. 33-46290) and the Certificate of Amendment thereto filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the SEC on December 28, 2001 (File No. 000-19960).

We maintain directors’ and officers’ liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit
Exhibit 4.1

Specimen certificate representing the Common Stock of Datawatch (filed as Exhibit 4.4 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.2

Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.3

Certificate of Amendment to the Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to the our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 previously filed with the SEC (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.4	By-laws, as amended, of Datawatch (filed as Exhibit 3.3 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).
Exhibit 4.5

2006 Equity Compensation and Incentive Plan of Datawatch (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 30, 2006 (File No. 000-19960) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.
Exhibit 23.1	Consent of Deloitte & Touche LLP.
Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).
Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.

(a)  Datawatch hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Datawatch pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)  Datawatch hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Datawatch’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Datawatch pursuant to the provisions described in Item 6, or otherwise, Datawatch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Datawatch of expenses incurred or paid by a director, officer or controlling person of Datawatch in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Datawatch will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts on May 9, 2006.

DATAWATCH CORPORATION
By:	/s/Robert W. Hagger
Robert W. Hagger
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert W. Hagger and John J. Hulburt, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Name	Title	Date
/s/ Robert W. Hagger	President, Chief Executive Officer and Director	May 9, 2006
Robert W. Hagger	(Principal Executive Officer)
/s/John J. Hulburt	Vice President and Chief Financial Officer	May 9, 2006
John J. Hulburt	(Principal Financial Officer)
/s/ Richard de J. Osborne	Director	May 9, 2006
Richard de J. Osborne
Director
Thomas H. Kelly
/s/ Terry W. Potter	Director	May 9, 2006
Terry W. Potter
/s/ David T. Riddiford	Director	May 9, 2006
David T. Riddiford
/s/ James Wood	Director	May 9, 2006
James Wood

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
Exhibit 4.1

Specimen certificate representing the Common Stock of Datawatch (filed as Exhibit 4.4 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.2

Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.3

Certificate of Amendment to the Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to the our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 previously filed with the SEC (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.4	By-laws, as amended, of Datawatch (filed as Exhibit 3.3 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).
Exhibit 4.5

2006 Equity Compensation and Incentive Plan of Datawatch (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 30, 2006 (File No. 000-19960) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.
Exhibit 23.1	Consent of Deloitte & Touche LLP.
Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).
Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).